UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1400 West 94th Street
Minneapolis, MN 55431
(Address of principal executive offices)

(952) 887-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	DCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2023, the Human Resources Committee (the “Committee”) of the Board of Directors of Donaldson Company, Inc. (the “Company”) adopted a Management Change in Control Severance Plan (the “Plan”), in which all executive officers of the Company are participants. The Plan provides certain benefits to the Company’s executive officers in the event of a “double trigger” involving a change in control with a qualifying termination of employment that are substantially the same as the benefits currently provided to executive officers under individual agreements. The Plan primarily changes the form of the arrangement from individual agreements to a plan document covering all the participants. Executive officers currently parties to individual agreements will be eligible under the new Plan when their current agreements expire or are otherwise replaced by the Plan.

The Plan provides two levels of benefits (instead of three under the agreements) to reflect the Company’s current management structure. As under the current agreements, the Plan provides for a lump sum cash payment in the event of a qualifying termination of employment in connection with a change in control equal to two times (or, three times for the CEO) the sum of base salary and target annual incentive. In addition, the Plan provides for the same pension benefit service accrual; continued medical, dental, vision, life, disability and accident benefits; and outplacement services, as provided under the current agreements, which generally provide for up to three years of coverage. The Plan adds, as a condition to receive of benefits under the Plan, a requirement for the executive officer to execute a release in favor of the Company. As under the current agreements, the benefits under the Plan are subject to the same reduction to the maximum amount that can be paid without triggering an excise tax liability if the net amount of the reduced payments is greater than the net amount of payments without the reduction. The definition of change in control under the Plan aligns with the definition in the Company’s shareholder-approved equity compensation plan. The Plan is filed as Exhibit 10.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 Management Change in Control Severance Plan.

104 Cover page interactive data file (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DONALDSON COMPANY, INC.

Date:	January 31, 2023	By:	/s/ Amy C. Becker
Amy C. Becker Chief Legal Officer and Corporate Secretary